UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

Anutra Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-55740	81-4625032
(State or other Jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

248 Hatteras Avenue, Clermont, FL	34711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 221-0233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

Previous independent registered public accounting firm

On May 16, 2018 Anutra Corporation (the “Company”) dismissed KCCW Accountancy Corp. (“KCCW”) as our company’s independent principal accountant. The decision to change accountants was approved by management. The Company does not have a standing Audit Committee.

Up to the date of dismissal of KCCW there were: (i) no disagreements with KCCW on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KCCW, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements of the Company; and (ii) there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

A copy of this Form 8-K was provided to KCCW prior to its filing with the SEC and requested KCCW to furnish to our company a letter addressed to the SEC stating that it agrees with the above statements. A copy of KCCW’s letter is attached as Exhibit 16.1 to this Form 8-K.

New independent registered public accounting firm

On May 11, 2018, the Company engaged WithumSmith+Brown PC (“Withum”) as the Company’s independent registered public accounting firm. This change in the Company’s independent registered public accounting firm was approved by management on May 11, 2018.

The decision to change independent registered public accounting firms was primarily based on geographic location. The Company was a blank shell company with principal executive offices in California. KCCW is also located in California. On May 4, 2018 the Company entered into an Acquisition Agreement with Anutra Super Grain LLC (“ASG”). ASG is an operating company with principal executive offices in Central Florida. Withum has an office in Central Florida and provided audit services to ASG in 2017. Because of Withum’s geographic proximity, and prior knowledge of the operating company, management decided they were the best choice for providing future services to the combined companies.

During the fiscal year ended December 31, 2017, and the subsequent interim period through May 11, 2018, the Company has not consulted with Withum regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Withum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K

Item 9.01 Financial Statements and Exhibits

16.1	Letter from KCCW Accountancy Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anutra Corporation

Dated: May 17, 2018	by:	/s/ Angelo S. Morini
Angelo S. Morini
Chief Executive Officer, Chief Financial Officer

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